EXHIBIT 7

         CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.


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                CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 20, 1999 relating to the financial statements of 4 Brandon - I, Inc.
which appear in such Prospectus.

      Tampa Bay, Florida
      March 22, 1999





                     BEARD NERTNEY KINGERY CROUSE & HOHL P.A.




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